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                                                                EXHIBIT 23.2

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of International Remote Imaging Systems, Inc. on Form S-3 (File No. 333-02001) of our report dated March 20, 1996, on our audits of the financial statements of International Remote Imaging Systems, Inc. We also consent to the reference to our firm under the caption "Experts."


COOPERS & LYBRAND L.L.P.

Sherman Oaks, California
April 23, 1996